EXHIBIT 99.1

Mark E. Miller Joins Nanophase Board of Directors

ROMEOVILLE, Ill., July 20, 2023 (GLOBE NEWSWIRE) -- Nanophase Technologies Corporation (OTCQB: NANX), a leader in minerals-based and scientifically-driven health care solutions across beauty and life science categories — with innovations that protect skin from environmental aggressors and aid in medical diagnostics — is pleased to announce the appointment of Mark E. Miller to its Board of Directors.

Miller, a veteran of many of the industries and markets served by Nanophase, and its wholly owned subsidiary Solésence LLC, brings 36 years of leadership and commercial experience in specialty materials and chemicals in the Personal Care, Pharma, CASE, and Metals markets. Miller was most recently the President & COO of Nagase Specialty Materials NA LLC (Itasca, IL) before departing in April 2023.

“I’m pleased to join the Nanophase Board and contribute to the governance of this uniquely positioned organization in its current growth trajectory in the beauty and advanced materials segments,” stated Miller.

“We are thrilled to welcome Mark to our board,” said Jess Jankowski, President and CEO of Nanophase and Solésence. “He has been a great working partner, both on the customer and vendor side, over many years. His addition to our board of directors will help to round out the governance and strategic guidance available to management as we continue to focus on expanding our presence in skin health markets.”

Miller’s appointment as an independent director is effective as of July 19, 2023.

About Nanophase Technologies
Nanophase Technologies Corporation (OTCQB: NANX), www.nanophase.com, is a leading innovator in minerals-based and scientifically driven healthcare solutions across beauty and life science categories, as well as other legacy advanced materials applications. Leveraging a platform of integrated, patented and proprietary technologies, the Company creates products with unique performance, enhancing consumers' health and well-being. We deliver commercial quantity and quality engineered materials both as ingredients and as part of fully formulated products in a variety of formats.

About Solésence Beauty Science
Solésence, www.solesence.com, a wholly owned subsidiary of Nanophase Technologies, is changing the face of skin health with patented, mineral-based technology that is embraced by leading performance-driven and clean beauty brands alike. Our patented products for brands transform the way mineral actives look, feel and function — enabling textures never-before-seen in the mineral space and inclusivity never-before-seen in the sun care space. Solésence’s innovative formulations offer best-in-class UV protection, unparalleled free radical prevention to protect against pollution, and enhanced antioxidant performance.

Forward-Looking Statements
This press release contains words such as “expects,” shall,” “will,” “believes,” and similar expressions that are intended to identify forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Such statements in this announcement are made based on the Company’s current beliefs, known events and circumstances at the time of publication, and as such, are subject in the future to unforeseen risks and uncertainties that could cause the Company’s results of operations, performance, and achievements to differ materially from current expectations expressed in, or implied by, these forward-looking statements. These risks and uncertainties include, without limitation, the following: a decision by a customer to cancel a purchase order or supply agreement in light of the Company’s dependence on a limited number of key customers; uncertain demand for, and acceptance of, the Company’s engineered materials, ingredients, and fully formulated products; the Company’s manufacturing capacity and product mix flexibility in light of customer demand; the Company’s limited marketing experience; changes in development and distribution relationships; the impact of competitive products and technologies; the Company’s dependence on patents and protection of proprietary information; the resolution of litigation in which the Company may become involved; the impact of any potential new government regulations that could be difficult to respond to or too costly to comply with while remaining financially viable; the ability of the Company to maintain an appropriate electronic trading venue; and other factors described in the Company’s Form 10-K filed March 29, 2023. In addition, the Company’s forward-looking statements could be affected by general industry and market conditions and growth rates. Except as required by federal securities laws, the Company undertakes no obligation to update or revise these forward-looking statements to reflect new events, uncertainties, or other contingencies.

Investor Relations Contact:
Phone: (630) 771-6736